Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Myomo, Inc. on Form S-1 Amendment No. 5 [File No. 333-235538] of our report dated March 12, 2019, except for the effects of the reverse stock split discussed in Note 15, as to which the date is February 3, 2020, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, with respect to our audits of the financial statements of Myomo, Inc. as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017, which report appears in the Prospectus, which is part of this Registration Statement.

We consent to the incorporation by reference in this Registration Statement of Myomo, Inc. on Form S-1 Amendment No. 5 [File No. 333-235538] of our report dated March 12, 2019, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, with respect to our audits of the financial statements of Myomo, Inc. as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017, which report appears in the in the Annual Report on Form 10-K.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, NY

February 10, 2020